                                                                 EXHIBIT NO. 11

                STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
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
                                                    NINE MONTHS ENDED                       THREE MONTHS ENDED
                                                    SEPTEMBER 30, 1998                      SEPTEMBER 30, 1998
                                               ---------------------------             ----------------------------
                                                                 EARNINGS                                  EARNINGS
                                               SHARES            PER SHARE             SHARES             PER SHARE
                                               ------            ---------             ------             ---------
                                                    (in Thousands)                          (in Thousands)
BASIC WEIGHTED AVERAGE
  Shares Outstanding                           3,135               $0.64               3,156                 $0.19
                                               =====               =====               =====                 =====
DILUTED
  Average Shares Outstanding                   3,135                                   3,156
  Common Stock Equivalents                       208                                     200
                                               -----                                   -----
                                               3,343               $0.60               3,356                 $0.18
                                               =====               =====               =====                 =====
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
                                                    NINE MONTHS ENDED                       THREE MONTHS ENDED
                                                    SEPTEMBER 30, 1997                      SEPTEMBER 30, 1997
                                               ---------------------------             ----------------------------
                                                                 EARNINGS                                  EARNINGS
                                               SHARES            PER SHARE             SHARES             PER SHARE
                                               ------            ---------             ------             ---------
                                                    (in Thousands)                          (in Thousands)
BASIC WEIGHTED AVERAGE
  Shares Outstanding                           2,498               $0.64               2,498                 $0.22
                                               =====               =====               =====                 =====
DILUTED
  Average Shares Outstanding                   2,498                                   2,498
  Common Stock Equivalents                       757                                     773
                                               -----                                   -----
                                               3,255               $0.58               3,271                 $0.20
                                               =====               =====               =====                 =====
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